UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2009

VALENCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20028 (Commission File Number)	77-0214673 (IRS Employer Identification Number)

12303 Technology Boulevard, Suite 950 Austin, Texas 78727 (Address of principal executive offices)

(512) 527-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 14, 2009, Valence Technology, Inc., a Delaware corporation (the “Company”), entered into a Common Stock Purchase Agreement (the “Agreement”) with Seaside 88, LP, a Florida limited partnership (“Seaside”), relating to the offering and sale (the “Offering”) of up to 16,900,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  Subject to the limitations and qualifications set forth therein, the Agreement requires the Company to issue and sell, and Seaside to purchase, up to 650,000 shares of Common Stock once every two (2) weeks, subject to the satisfaction of customary closing conditions, beginning on October 15, 2009 (the “Initial Closing”) and ending on or about the date that is fifty-two (52) weeks subsequent to the Initial Closing.  At the Initial Closing and at each subsequent closing, on each 14th day thereafter, the offering price of the Common Stock will equal 88% of the volume weighted average trading price of the Common Stock for the ten consecutive trading days immediately preceding each subsequent closing date.  If, with respect to any subsequent closing, the volume weighted average trading price of the Common Stock for the three trading days immediately prior to such closing is below $1.00 per share, then the particular subsequent closing will not occur and the aggregate number of Shares to be purchased shall be reduced by 650,000 shares of Common Stock.

The Agreement provides that the Company may, at its sole discretion, upon thirty days’ prior written notice to Seaside, terminate the Agreement after the fifth subsequent closing (i.e., after six closings).  The Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing.  In addition, Seaside has agreed not to engage in short sales of the Company’s Common Stock during the term of the Agreement.

The Company has agreed to indemnify and hold harmless Seaside against certain liabilities in connection with the issuance and sale of the Shares under the Agreement.  Assuming a volume weighted average trading price of $1.45 per share, and an offering price of $1.45 per share at the initial closing, the Company expects to raise approximately $947,770 at the initial closing, before estimated offering expenses, from the sale of the Shares at such closing.  The amounts to be raised in subsequent closings are over the term of the Agreement and not estimable as of the date of the Report.

The Offering is made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-148632), which was declared effective by the Securities and Exchange Commission on January 22, 2008.  The Company, pursuant to Rule 424(b) under the Securities Act of 1933, will file with the Securities and Exchange Commission a prospectus supplement relating to the Offering.

On October 15, 2009, the Company issued a press release announcing the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The foregoing is only a summary of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder.  The foregoing description is qualified in its entirety by reference to the Common Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  This Current Report on Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated subsequent closings of the Offering and the amount of net proceeds expected from the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, the substantial dilution to current stockholders as a result of the purchase price discount offered to Seaside, and the market overhang of shares available for sale that may develop as a result of the subsequent resale by Seaside of the up to 16,900,000 shares it may purchase under the Agreement, as well as other risks detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended March 31, 2009 and its quarterly report on Form 10-Q for the quarter ended June 30, 2009.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 5.1	Opinion of Andrews Kurth LLP
Exhibit 10.1	Common Stock Purchase Agreement dated October 14, 2009 by and between Valence Technology, Inc. and Seaside 88, LP
Exhibit 99.1	Press release dated October 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALENCE TECHNOLOGY, INC.

Dated: October 14, 2009	By:	/s/ Roger A. Williams
Roger A. Williams Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit 5.1	Opinion of Andrews Kurth LLP

Exhibit 10.1	Common Stock Purchase Agreement dated October 14, 2009 by and between Valence Technology, Inc. and Seaside 88, LP

Exhibit 99.1	Press release dated October 15, 2009

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